For:	Alamo Group Inc.

Contact:	Dan E. Malone
Executive Vice President & CSO
830-372-9581

Financial Relations Board
Joe Calabrese
212-827-3772

ALAMO GROUP ANNOUNCES RECORD 2022 THIRD QUARTER SALES AND EARNINGS

SEGUIN, Texas, November 3, 2022 -- Alamo Group Inc. (NYSE: ALG) today reported record results for the third quarter ended September 30, 2022.

Highlights for the Quarter

•Net sales of $368.8 million, up 9.0%
◦Vegetation Management net sales of $228.5 million, up 8.9%
◦Industrial Equipment net sales of $140.3 million, up 9.2%
•Income from operations of $35.8 million, up 19.3%
•Net income of $25.8 million, or $2.16 per diluted share, up 46.9%
•Trailing twelve-month EBITDA of $179.0 million, up 10.4% from full year 2021(1)
•Backlog of $908.9 million, up 40.9% compared to prior year third quarter-end

Results for the Quarter

Third quarter 2022 net sales were $368.8 million compared to $338.3 million in the third quarter of 2021, an increase of 9.0%. Gross margin improved in the quarter versus the third quarter of 2021 by $6.1 million or 7.0%. Third quarter net income improved 46.9% to $25.8 million, or $2.16 per diluted share, compared to net income of $17.5 million, or $1.47 per diluted share in the third quarter of 2021. The Company’s backlog at the end of the third quarter was $908.9 million, an increase of $263.7 million, or 40.9%, from the backlog at the end of the third quarter of 2021, and up 13.5% from the end of calendar year 2021.

ALAMO GROUP ANNOUNCES RECORD 2022 THIRD QUARTER SALES AND EARNINGS Page 2

The positive results reported for the quarter were achieved through a combination of effective price management and disciplined control of operating expenses. These results were achieved despite persistent headwinds including material cost inflation, elevated transportation costs, and unfavorable manufacturing efficiencies directly related to supply chain disruptions and skilled labor shortages as well as the negative impact of currency exchange rates on our consolidated financial results.
Results by Division
Vegetation Management
The Vegetation Management Division’s third quarter net sales were $228.5 million, up 8.9% compared to $209.8 million for the same period in 2021. For the first nine months of 2022, net sales in this Division were $704.5 million, compared to $608.3 million for the first nine months of 2021, up 15.8%. The increase in net sales was driven by strong retail demand for forestry, tree care, agricultural and governmental mowing products in both North America and Europe.
The Division's income from operations for the third quarter 2022 was $27.1 million, up 26.9% compared to $21.4 million for the third quarter of 2021. For the first nine months of 2022, income from operations was $78.3 million versus $60.8 million for the first nine months of 2021, an increase of 28.7%. The Division also benefited from solid sales, improved pricing and effective control of costs and expenses despite ongoing supply chain issues, higher material and inbound freight costs and continued labor shortages. Outstanding performance in the Division's North American operations was complemented by strong results in the United Kingdom, France, Brazil and Australia during the quarter.
Industrial Equipment
The Industrial Equipment Division’s third quarter 2022 net sales were $140.3 million, up 9.2% compared to $128.5 million during the same period in 2021. The increase was primarily attributable to higher sales of its snow removal products and, to a lesser extent, other product lines within the Division. Delays in deliveries of medium duty truck chassis and other industrial components continued to constrain the Division's sales growth during the third quarter of 2022.
For the first nine months of 2022 net sales were $422.5 million compared to $388.7 million for the first nine months of 2021, an 8.7% increase. Excavators and vacuum trucks were the primary drivers of the sales increase but all product lines contributed.

ALAMO GROUP ANNOUNCES RECORD 2022 THIRD QUARTER SALES AND EARNINGS Page 3

The Division’s income from operations for the third quarter was $8.7 million, unchanged relative to the third quarter of 2021. For the first nine months of 2022, income from operations was $27.6 million compared to $28.3 million for the first nine months of 2021, a decrease of 2.4%. The Division was negatively impacted during the third quarter and first nine months of 2022 by supply chain disruptions, constrained chassis deliveries, labor shortages and higher material and inbound freight costs.

Comments on Results

Jeff Leonard, Alamo Group’s President and Chief Executive Officer, commented, “We were pleased that our third quarter and year-to-date sales and earnings again set Company records despite a stubbornly challenging operating environment.
"The Company’s third quarter order bookings declined relative to the exceptionally strong third quarter of 2021 due to the timing of large snow equipment orders, the elimination of a preseason program in North American agricultural equipment (a result of historically high backlog levels), and unfavorable currency translations. Despite this, order backlog at the end of the quarter was $909 million, up 41% compared to one year ago and over 300% higher than third quarter of 2019 backlog, prior to the onset of the pandemic.
"Supply chain delays and shortages again constrained sales during the third quarter. Although the truck chassis situation stabilized somewhat, delivery reliability continued to be a problem, with some suppliers pushing planned 2022 deliveries into 2023. Allocated chassis volumes remained insufficient to support accelerated shipment of orders from backlog. Shortages of other industrial components continued to present challenges and delays as well. Supply chain re-shoring by larger equipment manufacturers continues to stress North American suppliers of specialty components. Labor remained very tight in most areas where we operate, and this also contributed to constrained top line growth. The combination of supply chain delays and labor shortages once again reduced operational efficiency and resulting gross margin during the third quarter. We had anticipated some improvement in supply chain performance in the third quarter, however the expected gains did not materialize.
"Looking ahead, we are expecting fourth quarter sales to show solid growth relative to the fourth quarter of 2021 and we anticipate that earnings will continue to improve on a year-over-year basis. However, exchange rates are likely to negatively impact sales when compared to the prior year. We continue to anticipate a gradual improvement in supply chain performance; however, the timing remains uncertain

ALAMO GROUP ANNOUNCES RECORD 2022 THIRD QUARTER SALES AND EARNINGS Page 4

and problems associated with labor shortages are expected to persist. Certainly, these problems, although slowly improving, will continue to affect us in the fourth quarter and into early 2023.
"We were pleased that, in spite of ongoing supply side headwinds, our third quarter and year-to-date sales and earnings results were records for the Company. We continue to expect sales and earnings will expand nicely once the supply side issues resolve. The strength and health of our backlog continues to provide us with confidence about the performance of the Company for the remainder of this year and the near future."

ALAMO GROUP ANNOUNCES RECORD 2022 THIRD QUARTER SALES AND EARNINGS Page 5

Earnings Conference Call
The Company will host a conference call to discuss the results on Friday, November 4, 2022 at 10:00 a.m. ET. Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 1-877-407-0789 (domestic) or 1-201-689-8562 (international). For interested individuals unable to join the call, a replay will be available until Friday, November 11, 2022, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (internationally), passcode 13733267.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & and Presentations”) on Friday, November 4, 2022, beginning at 10:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.
About Alamo Group
Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for vegetation management, infrastructure maintenance and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements, forestry equipment and related after-market parts and services. The Company, founded in 1969, has approximately 4,200 employees and operates 29 plants in North America, Europe, Australia and Brazil as of September 30, 2022. The corporate offices of Alamo Group Inc. are located in Seguin, Texas.

ALAMO GROUP ANNOUNCES RECORD 2022 THIRD QUARTER SALES AND EARNINGS Page 6

Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: overall market demand, continuing impacts from the COVID-19 pandemic including more significant supply chain disruptions, reductions in customer demand, sales and profitability declines, operational disruptions, full or partial facility closures, and other similar impacts, geopolitical risks, including effects of the war in Ukraine, inflation, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.
(Tables Follow)
# # #
(1) This is a non-GAAP financial measure or other information relating to our GAAP financial measures that we have provided to investors in order to allow greater transparency and a deeper understanding of our financial condition and operating results.  For a reconciliation of the non-GAAP financial measure or for a more detailed explanation of financial results, refer to “Non-GAAP Financial Measure Reconciliation” below and the Attachments thereto.

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2022	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$75,308	$89,189
Accounts receivable, net	301,919	245,517
Inventories	362,713	294,270
Other current assets	10,685	6,807
Total current assets	750,625	635,783

Rental equipment, net	33,156	36,244

Property, plant and equipment	153,062	147,790

Goodwill	192,946	193,572
Intangible assets	173,508	181,516
Other non-current assets	24,494	22,873

Total assets	$1,327,791	$1,217,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$100,886	$107,059
Income taxes payable	5,218	6,425
Accrued liabilities	71,820	67,183
Current maturities of long-term debt and finance lease obligations	15,010	15,059
Total current liabilities	192,934	195,726

Long-term debt, net of current maturities	348,463	279,215
Long-term tax liability	3,781	4,408
Other long-term liabilities	24,821	29,058
Deferred income taxes	20,761	17,709

Total stockholders’ equity	737,031	691,662

Total liabilities and stockholders’ equity	$1,327,791	$1,217,778

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2022	9/30/2021	9/30/2022	9/30/2021
Net sales:
Vegetation Management	$228,511	$209,796	$704,520	$608,345
Industrial Equipment	140,282	128,515	422,492	388,705
Total net sales	368,793	338,311	1,127,012	997,050

Cost of sales	276,428	252,015	848,289	746,188
Gross margin	92,365	86,296	278,723	250,862
	25.0%	25.5%	24.7%	25.2%

Selling, general and administration expense	52,723	52,586	161,367	150,803
Amortization expense	3,802	3,667	11,481	10,988
Income from operations	35,840	30,043	105,875	89,071
	9.7%	8.9%	9.4%	8.9%

Interest expense	(3,734)	(2,660)	(9,570)	(8,127)
Interest income	93	296	222	877
Other income (expense)	1,413	36	(473)	2,659

Income before income taxes	33,612	27,715	96,054	84,480
Provision for income taxes	7,791	10,196	23,291	23,462

Net Income	$25,821	$17,519	$72,763	$61,018

Net income per common share:

Basic	$2.18	$1.48	$6.13	$5.16

Diluted	$2.16	$1.47	$6.10	$5.13

Average common shares:
Basic	11,883	11,842	11,875	11,835

Diluted	11,941	11,900	11,932	11,895

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses Operating Income, Adjusted Net Income and Adjusted Diluted EPS, related to the impact of non-recurring items, of which are non-GAAP financial measures. Attachment 2 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. Attachment 3 shows the net change in our total debt net of cash and earnings before interest, taxes, depreciation and amortization ("EBITDA") which is a non-GAAP financial measure. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

Impact of Non-recurring Items

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Operating Income - GAAP	$35,840	$30,043	$105,875	$89,071

Net Income - GAAP	$25,821	$17,519	$72,763	$61,018
(less: gain on sales of property)	—	—	—	(2,483)
(add: excise tax)	—	—	991	—
Adjusted Net Income - non-GAAP	$25,821	$17,519	$73,754	$58,535

Diluted EPS - GAAP	$2.16	$1.47	$6.10	$5.13
(less: gain on sales of property)	—	—	—	(0.21)
(add: excise tax)	—	—	0.08	—
Adjusted Diluted EPS - non-GAAP	$2.16	$1.47	$6.18	$4.92

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended September 30,			Change due to currency translation
	2022	2021	% change from 2021	$	%

Vegetation Management	$228,511	$209,796	8.9%	$(8,286)	(3.9)%
Industrial Equipment	140,282	128,515	9.2%	(2,410)	(1.9)%
Total net sales	$368,793	$338,311	9.0%	$(10,696)	(3.2)%

	Nine Months Ended September 30,			Change due to currency translation
	2022	2021	% change from 2021	$	%

Vegetation Management	$704,520	$608,345	15.8%	$(15,838)	(2.6)%
Industrial Equipment	422,492	388,705	8.7%	(5,955)	(1.5)%
Total net sales	$1,127,012	$997,050	13.0%	$(21,793)	(2.2)%

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash
	September 30, 2022	September 30, 2021	Net Change

Current maturities	$15,010	$15,059
Long-term debt,net of current	348,463	279,215
Total debt	$363,473	$294,274

Total cash	75,308	89,189
Total Debt Net of Cash	$288,165	$205,085	$83,080

EBITDA
	Nine Months Ended		Trailing Twelve Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	December 31, 2021

Income from operations	$105,875	$89,071	$133,742	$116,938
Depreciation	21,972	22,360	29,454	29,842
Amortization	11,981	11,488	15,797	15,304
EBITDA	$139,828	$122,919	$178,993	$162,084